UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2004

GIBRALTAR STEEL CORPORATION (Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation)	0-22462 (Commission File Number)	16-1445150 (IRS Employer Identification No.)

3556 Lake Shore Road P.O. Box 2028 Buffalo, New York (Address of principal executive offices)	14219-0228 (Zip Code)

Registrant's telephone number, including area code (716) 826-6500

__________________________________________________________ (Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.04 Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

On August 24, 2004 Gibraltar Steel Corporation received notice required by Section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974 (29USC102(i)(2)(E)) that participants in the Gibraltar 401(k) Plan (the "Plan") will be unable to direct or diversify investments in their individual accounts, obtain loans from the Plan or obtain a distribution from the Plan during a period that will commence at 4:00 p.m. eastern time on September 24, 2004 and that is expected to end the week of October 17, 2004 (the "Blackout Period").  As a result, participants will be unable to effect transactions relating to the common stock of Gibraltar Steel Corporation.

The purpose of the Blackout Period is to ensure that all information is transferred accurately in connection with the transitioning of the investment, trustee and recordkeeping services of the plan to Fidelity Investment from the current provider.

Gibraltar Steel Corporation has notified its directors and executive officers that pursuant to Section 306(a)(1) of the Sarbanes Oxley Act and regulation BTR as adopted by the Securities and Exchange Commission, during the Blackout Period they may not, directly or indirectly, purchase, sell or otherwise acquire or transfer any equity security of Gibraltar Steel Corporation (other than an exempt security) which was acquired in connection with such employee or director's employment as an executive officer or service as a director.

Inquiries about the Blackout Period should be directed to  Paul Murray  at Gibraltar Steel Corporation, 3556 Lakeshore Road, P.O. Box 2028, Buffalo, NY 14219.  Telephone: (716) 826-6500

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIBRALTAR STEEL CORPORATION (Registrant)
Date: August 24, 2004	/s/ David Kay Name: David Kay Title: Chief Financial Officer and Vice President